2nd Quarter 2018 as of July 27, 2018 Nasdaq: HMST

Important Disclosures Forward-Looking Statements This presentation includes forward-looking statements, as that term is defined for purposes of applicable securities laws, about our industry, our future financial performance and business plans and expectations. These statements are, in essence, attempts to anticipate or forecast future events, and thus subject to many risks and uncertainties. These forward-looking statements are based on our management's current expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. Forward-looking statements in this presentation include, among other matters, statements regarding our business plans and strategies, general economic trends (particularly those that affect mortgage origination and refinance activity) and growth scenarios and performance targets. Readers should note, however, that all statements in this presentation other than assertions of historical fact are forward-looking in nature. These statements are subject to risks, uncertainties, assumptions and other important factors set forth in our SEC filings, including but not limited to our quarterly report on Form 10-Q for the quarter ended March 31, 2018. Many of these factors and events that affect the volatility in our stock price and shareholders’ response to those events and factors are beyond our control. Such factors could cause actual results to differ materially from the results discussed or implied in the forward-looking statements. These risks include, without limitation, changes in general political and economic conditions that impact our markets and our business, actions by the Federal Reserve Board and financial market conditions that affect monetary and fiscal policy, regulatory and legislative findings or actions that may increase capital requirements or otherwise constrain our ability to do business, including restrictions that could be imposed by our regulators on certain aspects of our operations or on our growth initiatives and acquisition activities, risks related to our ability: to realize the expected cost savings from our recent restructuring activities and cost containment measures, continue to expand our commercial and consumer banking operations, grow our franchise and capitalize on market opportunities, cost-effectively manage our overall growth efforts to attain the desired operational and financial outcomes, manage the losses inherent in our loan portfolio, make accurate estimates of the value of our non-cash assets and liabilities, maintain electronic and physical security of customer data, respond to restrictive and complex regulatory environment, and attract and retain key personnel. In addition, the volume of our mortgage banking business as well as the ratio of loan lock to closed loan volume may fluctuate due to challenges our customers may face in meeting current underwriting standards, a change in interest rates, an increase in competition for such loans, changes in general economic conditions, including housing prices and inventory levels, the job market, consumer confidence and spending habits either nationally or in the regional and local market areas in which we do business, and legislative or regulatory actions or reform that may affect our business or the banking or mortgage industries more generally. Actual results may fall materially short of our expectations and projections, and we may change our plans or take additional actions that differ in material ways from our current intentions. Accordingly, we can give no assurance of future performance, and you should not rely unduly on forward-looking statements. All forward-looking statements are based on information available to us as of the date hereof, and we do not undertake to update or revise any forward-looking statements, for any reason. Basis of Presentation of Financial Data Unless noted otherwise in this presentation, all reported financial data is being presented as of the period ending June 30, 2018, and is unaudited, although certain information related to the year ended December 31, 2017, has been derived from our audited financial statements. All financial data should be read in conjunction with the notes in our consolidated financial statements. Non-GAAP Financial Measures and Targets Information on any non-GAAP financial measures such as core measures or tangible measures referenced in this presentation, including a reconciliation of those measures to GAAP measures, may also be found in the appendix, our SEC filings, and in the earnings release available on our web site. This presentation refers to long-term targets. Because targets are forward-looking and not based on historical performance, it is not possible to provide a reconciliation without undertaking unreasonable efforts. A GAAP reconciliation would require estimates of such excluded items, and it is not possible to estimate such excluded items at this time. p. 1

Who is HomeStreet? Retail deposit branches (62) Primary stand-alone lending centers (41) Primary stand-alone insurance office (1) • Seattle-based diversified commercial bank – Seattle Metro company founded in 1921 Washington • Franchise with locations in all of the major coastal markets in the Western U.S. and Hawaii • 104 bank branches and primary lending Oregon (1) offices Idaho • Market leading mortgage originator and servicer • Total assets $7.2 billion Hawaii Utah California Southern California (1) The number of offices listed above does not include 26 satellite offices that have a limited number of staff which report to a manager located in a separate primary office. p. 2

Grow and diversify Consolidated ROTE target earnings with the > 15% goal of becoming a leading West Market Focus: Coast, major • Seattle / Puget Sound & Spokane, WA • Portland, OR market footprint, • San Francisco / Bay Area, CA regional bank • Southern California • Hawaiian Islands p. 3

Strategy Expand Commercial & Consumer Banking Segment • Grow and diversify loan portfolio with focus on expanding commercial lending • Grow core deposits to improve deposit mix and support asset growth • Improve efficiency through operating leverage and process improvements • Expand product offerings and be a technology fast follower • Grow market share in highly attractive metropolitan markets p. 4

Strategy (cont.) Optimize Single Family Mortgage Banking & Servicing Segment • Committed to being a leading mortgage originator and servicer in our primary markets with a retail origination focus, broad product mix, and superior customer service • Focus on optimizing mortgage banking capacity within existing geographic footprint • Leverage mortgage customer distribution by marketing bank products and services p. 5

Strategy (cont.) Disciplined Expense Management • Mitigate cost of growth through operating leverage and disciplined expense control • Long-term target consolidated efficiency ratio <70% • Long-term segment efficiency ratio targets – Commercial and Consumer <60% – Mortgage Banking <85% p. 6

Delivering Consistent Growth Compound annual growth rate of 22% & compound organic growth rate of 17% Total Assets Bank & Branch M&A $ Millions Organic Growth November 2016: February 2016: 2 Branches ($105M) OCCB ($200M) $8,000 September 2017: August 2016: 1 Branch ($22M) $7,000 The Bank of Oswego ($42M) $6,000 December 2015: March 2015: 1 Branch ($26M) Simplicity ($879M) $5,000 November 2013: Fortune ($142M) Yakima ($125M) $4,000 December 2013 2 Branches ($32M) $3,000 $2,000 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 p. 7

[HomeStreet]

Delivering Consistent Growth (cont.)

Compound annual growth rate of 20%

Total Deposits

$ Millions


De Novo Branch Openings
$5,500
$5,000
$4,500
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
Capitol Hill
Everett
Ballard
Greenlake
Madison PK
Phinney Ridge
University
Issaquah
Kaimuki
Mission Gorge
Kearny Mesa
Riverside
Point Loma
Kennewick
Baldwin Park
Redmond
Spokane
Mill Creek
Lake City
Gig Harbor
1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18

p. 8

Operating Highlights Results of Operations • Second quarter 2018 core net income of $12.5 million, or $0.46 diluted EPS1 • Core net income of $11.9 million in Commercial and Consumer Banking Segment1 • Total assets ended June 30, 2018, at $7.2 billion, loans held C&I loan for investment at $4.9 billion growth of 6% • Total deposits of $5.1 billion and business • Nonperforming asset ratio of 0.14%, the lowest level of problem assets since 2006 deposit growth Strategic Results of 5% • Announced the closure, consolidation, or space reduction of 20 single family offices and reduction in headcount, which we expect will result in annualized pre-tax savings of $13.1 million and will be completed during the third quarter • Sold approximately $4.9 billion in total unpaid principal balance of single family loans serviced for Fannie Mae and Freddie Mac • Modified loss sharing arrangement with Fannie Mae related to our DUS multifamily servicing, lowering our consolidated risk-weighted assets Corporate Governance • Named Donald R. Voss as Lead Independent Director and named Sandra Cavanaugh as a new board member (1) Excludes impact of restructuring and acquisition-related expenses, net of tax. See appendix for reconciliation o non-GAAP financial measures. p. 9

Results of Operations 3 Months Ended 6 Months Ended $ Thousands Jun. 30, 2018 Jun. 30, 2017 Jun. 30, 2018 Jun. 30, 2017 Net Interest Income $51,003 $46,868 $99,463 $92,519 Provision for Credit Losses 1,000 500 1,750 500 Noninterest Income 69,389 81,008 130,220 155,469 Noninterest Expense 110,565 111,244 211,334 218,118 Net Income Before Taxes 8,827 16,132 16,599 29,370 Income Taxes 1,728 4,923 3,634 9,178 Net Income 7,099 11,209 12,965 20,192 Core Net Income(1) $12,547 $11,391 $18,144 $20,374 Diluted EPS $0.26 $0.41 $0.48 $0.75 Core EPS(1) $0.46 $0.42 $0.67 $0.75 Tangible BV/Share(2) $25.12 $23.30 $25.12 $23.30 Core ROAA(1) 0.71% 0.71% 0.52% 0.64% Core ROAE(1) 6.68% 6.82% 4.94% 6.18% Core ROATE(1) 6.95% 7.14% 5.14% 6.48% Net Interest Margin 3.25% 3.29% 3.25% 3.26% Core Efficiency Ratio(1) 86.1% 86.8% 89.2% 87.8% Tier 1 Leverage Ratio (Bank) 9.72% 10.13% 9.72% 10.13% Total Risk-Based Capital (Bank) 13.53% 14.01% 13.53% 14.01% (1) Excludes impact of income tax reform-related benefit and restructuring and acquisition-related expenses, net of tax. See appendix for reconciliation of non-GAAP financial measures. (2) See appendix for reconciliation of non-GAAP financial measures. p. 10

Net Interest Income & Margin Net Interest Income Rising short-term interest rates and flat yield curve $ Millions have pressured the net Net Interest Income Net Interest Margin interest margin 3.40% • 2Q18 Net Interest Margin stayed at 3.25% and net interest income increased $2.5 million 3.33% compared to the prior quarter 3.29% 3.25% 3.25% • Net interest income increased primarily due to $50.8 $51.1 higher balances of loans held for investment and loans held for sale $48.5 $51.0 • Higher yields on interest earning assets offset $46.9 increases in wholesale deposits and borrowing costs 2Q17 3Q17 4Q17 1Q18 2Q18 p. 11

Interest-Earning Assets Cash & Cash Equivalents Investment Securities Loans Held for Sale Average loans held for investment Loans Held for Investment ending balances increased $195 Average Yield million or 4.2% during the quarter. Average Balances Average Yield $ Billions Percent $7 $6.37 4.30% $6.27 $6.09 $5.78 $5.84 $6 4.20% 4.26% $5 4.10% 4.12% $4 4.12% 4.12% 4.00% $3 3.96% 3.90% $2 3.80% $1 3.70% $0 3.60% 2Q17 3Q17 4Q17 1Q18 2Q18 p. 12

HomeStreet Available for Sale Portfolio Investment Portfolio Composition as of 06/30/2018 US Treasury Agency Debenture 1% 1% AFS Investment securities portfolio market value is $829m. CMO 34% The investment portfolio has an Municipal average credit rating of Aa1. 43% Corporates 2018 YTD 3% Yield(2) Duration(2) Total Return(1) HomeStreet AFS Investment MBS 18% -.40 3.38 4.68 Portfolio Composition Adjusted MBS -.62 3.39 4.92 and municipal indices(3) HMST performance data: Bloomberg PORT+. (1) As of June 30, 2018. (2) Yield and duration Include FTE adjustment. Yields are at current market prices, not book. Duration adjusted using 21% effective tax rate. (3) Bloomberg Barclays US MBS index total return value unhedged USD (52% primary liquidity portfolio) and Bloomberg Barclays Municipal Bond index total return index value unhedged (48% contingent liquidity portfolio) adjusted to reflect HMST portfolio composition as of 12/31/2017. p. 13

Noninterest Income Noninterest Income Other Noninterest Income $ Millions Loan Servicing Income Net Gain on Mortgage Loan Origination and Sale Activities $100 $81.0 $83.9 $72.8 $80 $69.4 $60.8 $60 $40 $20 $0 2Q17 3Q17 4Q17 1Q18 2Q18 • Noninterest income increased primarily due to higher net gain on loan origination and sale activities. • Net gain on loan origination and sale activities increased $8.7 million primarily due to higher mortgage banking composite profit margin and higher volume of loan sales. p. 14

Noninterest Expense Restructuring-related expenses Noninterest Expense Merger-related expenses FTE $ Millions Core noninterest expense FTE $120 2,700 $100 2,600 $80 2,500 $60 2,400 $40 2,300 $20 2,200 $0 2,100 2Q17 3Q17 4Q17 1Q18 2Q18 Total Noninterest Expense $111.2 $114.7 $106.8 $100.8 $110.6 Restructuring-Related Expenses $0.1 $3.9 ($0.3) ($0.3) $6.9 Merger-Related Expenses $0.2 $0.4 $0.1 ($0.0) $0.0 Core Noninterest Expense(1) $111.0 $110.5 $107.0 $101.1 $103.7 Core Salaries & Related Costs(1) $76.3 $74.8 $70.8 $66.7 $68.7 Core General & Administrative(1) $15.9 $16.1 $15.9 $14.6 $14.7 Core Other Noninterest Expense(1) $18.8 $19.6 $20.3 $19.8 $20.3 FTE 2,542 2,463 2,419 2,384 2,253 Core Efficiency Ratio(1) 86.8% 82.0% 86.4% 92.5% 86.1% Announced streamlining and expense save initiatives will be fully implemented by the end of 3Q18. (1) Excludes restructuring and acquisition-related expenses, which are shown in “restructuring-related expenses” and “merger-related expenses” in the table. See appendix for reconciliation of non-GAAP financial measures. p. 15

Commercial & Consumer Banking Segment p. 16

Commercial & Consumer Banking Segment Overview Overview • Commercial Banking – Commercial lending, including SBA – All CRE property types with multifamily focus – FNMA DUS lender / servicer – Residential and commercial construction – Commercial deposit, treasury and cash management services • Consumer Banking – Consumer loan and deposit products – Consumer investment, insurance and private banking products and services Strategic Objectives • Strategic focus on major coastal markets of Western U.S. • Diversify and grow loan portfolio average of 2-4% per quarter(1) • Manage revenue growth to exceed non-interest expense growth, creating operating leverage • Credit strategy of generally competing on price and not on credit terms • Manage credit risk by monitoring portfolio and geographic early warning indicators • Long-term efficiency ratio target of <60% • Long-term ROTE target > 12% (1) Actual growth of loan portfolio is subject to, among other things, actual loan production volumes, portfolio runoff, portfolio loan sales, portfolio credit performance, net interest margin, and market forces. Other portfolio management considerations include liquidity management, capital requirements and profitability. p.p. 1718

Commercial & Consumer Banking Segment 3 Months Ended 6 Months Ended $ Thousands Jun. 30, 2018 Jun. 30, 2017 Jun. 30, 2018 Jun. 30, 2017 Net Interest Income $47,745 $42,448 $93,193 $83,352 Provision for Credit Losses 1,000 500 1,750 500 Noninterest Income 8,405 8,276 15,501 17,701 Noninterest Expense 39,286 36,631 77,556 73,101 Net Income Before Taxes 15,864 13,593 29,388 27,452 Income Taxes 3,964 4,147 7,280 8,714 Net Income 11,900 9,446 22,106 18,736 Core Net Income(1) $11,916 $9,561 $22,083 $18,853 Core ROAA(1) 0.76% 0.69% 0.73% 0.69% Core ROAE(1) 8.75% 7.16% 8.08% 7.27% Core ROATE(1) 9.24% 7.59% 8.54% 7.71% Core Efficiency Ratio(1) 69.9% 71.9% 71.4% 72.2% Net Interest Margin 3.12% 3.22% 3.15% 3.21% Total Average Earning Assets 5,810,375 5,229,120 5,687,447 5,162,918 FTE 1,018 1,055 1,018 1,055 (1) Excludes impact of income tax reform-related expense and acquisition-related and restructuring-related expenses, net of tax. See appendix for reconciliation of non-GAAP financial measures. p. 18

[HomeStreet]

Commercial & Consumer Banking Segment Quarterly Trend

	3 Months Ended				
$ Thousands	**Jun. 30, 2018**	**Mar. 31, 2017**	**Dec. 31, 2017**	**Sep. 30, 2017**	**Jun. 30, 2017**
Net Interest Income	$47,745	$45,447	$45,876	$45,314	$42,448
Provision for Credit Losses	1,000	750	-	250	500
Noninterest Income	8,405	7,096	12,697	11,962	8,276
Noninterest Expense	39,286	38,271	38,716	37,160	36,631
Net Income Before Taxes	15,864	13,522	19,857	19,866	13,593
Income Taxes	3,964	3,316	10,496	5,904	4,147
Net Income	11,900	10,206	9,361	13,962	9,446
Core Net Income[1]	**$11,916**	**$10,167**	**$13,568**	**$14,191**	**$9,561**
Core ROAA[1]	0.76%	0.69%	0.91%	1.00%	0.69%
Core ROAE[1]	8.75%	7.42%	9.55%	10.35%	7.16%
Core ROATE[1]	9.24%	7.83%	10.08%	10.94%	7.59%
Net Interest Margin	3.12%	3.18%	3.26%	3.33%	3.22%
Core Efficiency Ratio[1]	69.9%	72.9%	66.0%	64.3%	71.9%
Total Average Earnings Assets	$5,810,375	$5,563,154	$5,492,058	$5,305,367	$5,229,120
FTE	1,018	1,077	1,068	1,071	1,055

(1) Excludes impact of income tax reform-related benefit and restructuring and acquisition-related expenses, net of tax. See appendix for reconciliation of non-GAAP financial measures.

p. 19

Loan Production Trend Commitments Jun. 30, 2018 Mar. 31, 2018 Dec. 31, 2017 Sep. 30, 2017 Jun. 30, 2017 $ Millions Single Family $187 22% $125 18% $207 28% $188 23% $143 18% SFR Custom Home Construction 87 10% 59 9% 53 7% 61 8% 63 8% Home Equity and Other 141 17% 92 13% 98 13% 81 10% 92 11% Total Consumer Loans $415 49% $276 40% $358 48% $330 41% $298 37% Non-owner Occupied CRE $24 3% $36 5% $45 6% $54 7% $80 10% Multifamily 89 11% 89 13% 55 7% 122 15% 122 15% Residential Construction 181 22% 185 27% 167 23% 167 21% 154 19% CRE / Multifamily Construction 78 9% 58 8% 64 8% 72 9% 65 8% Total CRE Loans $372 45% $368 53% $331 44% $415 52% $421 52% Owner Occupied CRE $8 1% $11 2% $29 4% $31 4% $27 3% Commercial Business 44 5% 36 5% 28 4% 29 4% 62 8% Total C&I loans $52 6% $47 7% $57 8% $60 7% $89 11% Total $839 100% $691 100% $746 100% $805 100% $808 100% p. 20

Loan Balance Trend Balances Jun. 30, 2018 Mar. 31, 2018 Dec. 31, 2017 Sep. 30, 2017 Jun. 30, 2017 $ Millions Single Family $1,416 29% $1,444 30% $1,381 30% $1,269 29% $1,148 27% SFR Custom Home Construction 166 3% 150 3% 145 3% 138 3% 149 4% Home Equity and Other 513 10% 470 10% 454 10% 437 10% 414 10% Total Consumer Loans $2,095 42% $2,064 43% $1,980 43% $1,844 42% $1,711 41% Non-owner Occupied CRE $641 13% $634 13% $623 14% $651 15% $617 15% Multifamily 836 17% 812 17% 728 16% 747 17% 781 19% Residential Construction 322 7% 331 7% 310 7% 285 7% 281 7% CRE / Multifamily Construction 291 6% 258 6% 232 5% 231 5% 219 5% Total CRE Loans $2,090 43% $2,035 43% $1,893 42% $1,914 44% $1,898 45% Owner Occupied CRE $400 8% $394 8% $392 9% $335 8% $325 8% Commercial Business 319 7% 287 6% 265 6% 246 6% 249 6% Total C&I Loans $719 15% $681 14% $657 15% $581 14% $574 14% Total Loans Held for Investment $4,904 100% $4,780 100% $4,530 100% $4,339 100% $4,183 100% p. 21

Loan Portfolio Loan Composition: $4.90 Billion CRE by Property Type: $1.88 Billion (1) Other C&I (1) 10% 15% CRE Perm Nonowner Retail Multifamily 13% 14% 45% Single Family 29% Office 19% Multifamily Industrial 17% 12% Construction by Property Type: $778 Million Construction Land & Lots Home Equity & Other 7% All Types Custom Home 10% Construction 16% 21% Residential Construction A highly diversified loan portfolio by 32% product and geography. Multifamily Construction 30% CRE 10% (1) Includes owner occupied CRE p. 22

[HomeStreet]

Permanent Commercial Real Estate Lending Overview

CA Los Angeles County
CA Other
Oregon
Other
WA King/Pierce/Snohomish
WA Other

Geographical Distribution (Balances)



11%
11%
45%
16%
5%
12%
Multifamily
3%
20%
51%
20%
3%
3%
Industrial / Warehouse
18%
12%
11%
13%
38%
8%
Office
10%
20%
11%
37%
4%
18%
Retail
13%
5%
3%
9%
1%
69%
Other

Loan Characteristics

Multifamily
- Up To 30 Year Term
- $30MM Loan Amt. Max
- ≥ 1.15 DSCR
- Avg. LTV @ Orig. ~ 60%

Industrial / Warehouse
- Up To 15 Year Term
- $30MM Loan Amt. Max
- ≥ 1.25 DSCR
- Avg. LTV @ Orig. ~ 67%

Office
- Up To 15 Year Term
- $30MM Loan Amt. Max
- ≥ 1.25 DSCR
- Avg. LTV @ Orig. ~ 68%

Retail
- Up To 15 Year Term
- $30MM Loan Amt. Max
- ≥ 1.25 DSCR
- Avg. LTV @ Orig. ~ 63%

Other
- Additional property types are reviewed on a case by case basis
- Includes acquired loan types
- Examples include: Self Storage & Hotel

6/30/18 Balances Outstanding Totaling $1.88 Billion

Multifamily
- Balance: $836M
- % of Balances: 45%
- Portfolio Avg. LTV ~ 55%[(1)]
- Portfolio Avg. DSCR ~ 1.56x
- Avg. Loan Size: $4.1M
- Largest Dollar Loan: $26.0M

Industrial / Warehouse
- Balance: $223M
- % of Balances: 12%
- % Owner Occupied: 50%
- Portfolio LTV ~ 60%[(1)]
- Portfolio Avg. DSCR ~ 1.61x
- Avg. Loan Size: $1.5M
- Largest Dollar Loan: $12.2M

Office
- Balance: $358M
- % of Balances: 19%
- % Owner Occupied: 24%
- Portfolio LTV ~ 62%[(1)]
- Portfolio Avg. DSCR ~ 1.70x
- Avg. Loan Size: $4.0M
- Largest Dollar Loan: $25.0M

Retail
- Balance: $264M
- % of Balances: 14%
- % Owner Occupied: 25%
- Portfolio LTV ~ 52%[(1)]
- Portfolio Avg. DSCR ~ 1.73x
- Avg. Loan Size: $3.9M
- Largest Dollar Loan: $19.2M

Other
- Balance: $195M
- % of Balances: 10%
- % of Owner Occupied: 24%
- Portfolio LTV ~ 48%[(1)]
- Portfolio Avg. DSCR ~ 2.00x
- Avg. Loan Size: $3.1M
- Largest Dollar Loan: $26.7M

HomeStreet lends within the full spectrum of commercial real estate lending types, but is deliberate in achieving diversification among property types and geographic areas to mitigate concentration risk.

(1) Property values as of origination date.

p. 23

HomeStreet

Construction Lending Overview

Seattle Metro | Puget Sound Other | WA Other | Portland Metro | OR Other | Hawaii | California | Utah | Idaho | Other: AZ, CO

Geographical Distribution (Balances)



2% 3% 33% 29% 3% 2% 5% 17% 5%
5% 2% 9% 21% 4% 11% 1% 13% 17% 16%
15% 13% 9% 12% 51%
9% 29% 13% 23% 18% 2% 1% 3%
7% 8% 2% 2% 31% 2% 1% 11% 36%

Custom Home Construction | Multifamily | Commercial | Residential Construction | Land and Lots

Loan Characteristics

Custom Home Construction
- 12 Month Term
- Consumer Owner Occupied
- Borrower Underwritten similar to Single Family

Multifamily
- 18-36 Month Term
- ≤ 80% LTC
- Minimum 15% Cash Equity
- ≥ 1.20 DSC
- Portfolio LTV ~ 68%
- Liquidity and DSC covenants

Commercial
- 18-36 Month Term
- ≤ 80% LTC
- Minimum 15% Cash Equity
- ≥ 1.25 DSC
- ≥ 50% pre-leased office/retail
- Portfolio LTV ~59%
- Liquidity and DSC covenants

Residential Construction
- 12-18 Month Term
- LTC: ≤ 95% Presale & Spec
- Leverage, Liquid. & Net Worth Covenants as appropriate
- Portfolio LTV ~ 71%

Land and Lots
- 12-24 Month Term
- ≤ 50% -80% LTC
- Strong, experienced, vertically integrated builders
- Portfolio LTV ~ 65%

6/30/18 Balances Outstanding Totaling $778 Million

Custom Home Construction
- Balance: $166M
- Unfunded Commitments: $146M
- % of Balances: 21%
- % of Unfunded Commitments: 19%
- Avg. Loan Size: $527K
- Largest Dollar Loan: $2.3M

Multifamily
- Balance: $230M
- Unfunded Commitments: $267M
- % of Balances: 30%
- % of Unfunded Commitments: 36%
- Avg. Loan Size: $4.0M
- Largest Dollar Loan: $29.1M

Commercial
- Balance: $76M
- Unfunded Commitments: $43M
- % of Balances: 10%
- % of Unfunded Commitments: 6%
- Avg. Loan Size: $12.8M
- Largest Dollar Loan: $21.5M

Residential Construction
- Balance: $247M
- Unfunded Commitments: $270M
- % of Balances: 32%
- % of Unfunded Commitments: 36%
- Avg. Loan Size: $339K
- Largest Dollar Loan: $5.9M

Land and Lots
- Balance: $58M
- Unfunded Commitments: $20M
- % of Balances: 7%
- % of Commitments: 3%
- Avg. Loan Size: $1.3M
- Largest Dollar Loan: $3.7M

Construction lending is a broad category that includes many different loan types, which are often characterized by different risk profiles. HomeStreet lends within the full spectrum of construction lending types, but is deliberate in achieving diversification among the types to mitigate risk. Additionally, recent geographic expansion has provided an opportunity to increase diversification.

p. 24

HomeStreet

Credit Quality

$ Thousands	Jun. 30, 2018 HMST	Jun. 30, 2018 Group Median	Mar. 31, 2018 HMST	Mar. 31, 2018 Group Median	Dec. 31, 2017 HMST	Dec. 31, 2017 Group Median	Sep. 30, 2017 HMST	Sep. 30, 2017 Group Median	Jun. 30, 2017 HMST	Jun. 30, 2017 Group Median
Nonperforming Assets[1]	$10,381	--	$11,176	--	$15,705	--	$18,827	--	$20,073	--
Nonperforming Loans	$9,630	--	$10,879	--	$15,041	--	$15,123	--	$15,476	--
OREO	$751	--	$297	--	$664	--	$3,704	--	$4,597	--
Nonperforming Assets/Total Assets[1]	0.14%	(3)	0.16%	0.26%	0.23%	0.28%	0.28%	0.32%	0.30%	0.33%
Nonperforming Loans/Total Loans	0.20%	(3)	0.23%	0.31%	0.33%	0.31%	0.35%	0.37%	0.37%	0.33%
Total Delinquencies/Total Loans	1.33%	(3)	1.47%	0.56%	1.52%	0.72%	1.60%	0.67%	1.56%	0.69%
Total Delinquencies/Total Loans, Adjusted[2]	0.21%	(3)	0.23%	0.52%	0.37%	0.68%	0.44%	0.61%	0.45%	0.67%
ALLL/Total Loans	0.80%	(3)	0.81%	1.05%	0.83%	1.05%	0.85%	1.08%	0.86%	1.09%
ALLL/Nonperforming Loans (NPLs)	409.97%	(3)	359.32%	309.94%	251.6%	321.15%	245.0%	263.3%	233.5%	277.2%
ALLL/Total Loans, Excluding Purchased Loans	0.85%	--	0.87%	--	0.90%	--	0.93%	--	0.95%	--
Purchased Discount & Reserves/Gross Purchased Loans[4]	2.72%	--	2.83%	--	2.87%	--	2.98%	--	3.03%	--

The credit comparison group -- selected at the direction of our regulators comprising banks with some similar loan portfolio characteristics -- consists of: Allegiance Bank, Alpine Bank, American Bank, American National Bank of Texas, Banc of California, Bank of Utah, Banner Bank, Cache Valley Bank, Columbia State Bank, CommunityBank of Texas, Falcon International Bank, First Financial Northwest Bank, Guaranty Bank & Trust, Independent Bank, International Bank of Commerce, Inwood National Bank, Jefferson Bank, Pacific Premier Bank, People's Intermountain Bank, Pioneer Bank, Post Oak Bank, Prosperity Bank, Texas Bank and Trust, Veritex Community Bank, Washington Federal, Western Alliance Bank, and WestStar Bank. This group is not used for any other comparative purposes.

(1) Nonperforming assets includes nonaccrual loans and OREO; excludes performing TDRs and SBAs.
(2) Total delinquencies and total loans – adjusted (net of Ginnie Mae EBO loans (FHA/VA loans) and guaranteed portion of SBA loans).
(3) Not available at time of publishing.
(4) While not a loss reserve, purchase discounts are available to absorb credit related losses on loans purchased with discounts.

p. 25

Deposits Balances Interest-Bearing Transaction & Savings Deposits Noninterest-Bearing Transaction & Savings Deposits $ Millions Time Deposits Mortgage Svcg. Escrow Accts. & Other $6,000 $4,748 $4,670 $4,761 $5,049 $5,120 $5,000 $4,000 54% 53% 51% 51% 54% $3,000 12% $2,000 12% 13% 12% 12% $1,000 27% 25% 25% 26% 27% $- 9% 11% 8% 9% 8% 6/30/17 9/30/17 12/31/17 3/31/18 6/30/2018 Total Cost of Deposits 0.52% 0.53% 0.57% 0.67% 0.77% • Cost of deposits, not including brokered CDs, ended 2Q18 at 0.65% and increased by 5 basis points since 1Q18 and 16 basis points since 2Q17. Brokered deposit balances increased from $488.5 million at 3/31/18 to $606.5 million at 6/30/18. These were priced more attractively than FHLB advances and other wholesale borrowings. • Business deposit accounts increased 5% from the prior quarter • Deposit growth during the quarter of 6% in our de novo branches, those opened within five years. Opened 20 branches, or 32% of our total network, during this time period p. 26

Mortgage Banking Segment p. 27

Mortgage Banking Segment Overview Overview • Regional Single Family retail mortgage origination and servicing platform • Majority of production sold into secondary market • Fannie Mae, Freddie Mac, FHA, VA lender since programs’ inceptions • Portfolio products: jumbo, HELOC and custom home construction • Servicing retained on majority of originated loans sold to secondary markets Strategic Objectives • Optimize operations and origination capacity to match market conditions • Leverage new loan origination system to drive operational efficiency, provide stronger compliance management controls and improve customer service • Use retail focus, broad product mix, technology, and competitive pricing to increase market share • Long-term efficiency ratio target of <85% • Long-term ROE target of >25% (1) Actual growth of loan portfolio is subject to, among other things, actual loan production volumes, portfolio runoff, portfolio loan sales, portfolio credit performance, net interest margin, and market forces. Other portfolio management considerations include liquidity management, capital requirements and profitability. p. 28

Mortgage Banking Segment 3 Months Ended 6 Months Ended $ Thousands Jun. 30, 2018 Jun. 30, 2017 Jun. 30, 2018 Jun. 30, 2017 Net Interest Income $3,258 $4,420 $6,270 $9,167 Noninterest Income 60,984 72,732 114,719 137,768 Noninterest Expense 71,279 74,613 133,776 145,017 Net Income (Loss) Before Taxes (7,037) 2,539 (12,787) 1,918 Income Taxes (2,236) 776 (3,646) 464 Net Income (Loss) (1) (4,801) 1,763 (9,141) 1,454 Core Net Income (Loss)(1) $630 $1,830 ($3,940) $1,521 Core ROAA(1) 0.32% 0.85% (1.02)% 0.36% Core ROATE(1) 1.39% 5.63% (4.87)% 2.28% Core Efficiency Ratio(1) 100.3% 96.6% 105.1% 98.6% FTE 1,235 1,487 1,235 1,487 (1) Excludes impact of income tax reform-related benefit and restructuring-related expenses, net of tax. See appendix for reconciliation of non-GAAP financial measures. p. 29

Mortgage Banking Segment 3 Months Ended $ Thousands Jun. 30, 2018 Mar. 31, 2017 Dec. 31, 2017 Sep. 30, 2017 Jun. 30, 2017 Net Interest Income $3,258 $3,012 $5,203 $5,526 $4,420 Noninterest Income 60,984 53,735 60,104 71,922 72,732 Noninterest Expense 71,279 62,497 68,122 77,537 74,613 Net Income (Loss) Before (7,037) (5,750) (2,815) (89) 2,539 Taxes Income Taxes (2,236) (1,410) (28,369) 34 776 Net Income (Loss) $(4,801) $(4,340) $25,554 $(123) $1,763 Core Net Income (Loss)(1) $630 $(4,570) $(2,101) $2,397 $1,830 Core ROAA(1) 0.32% (2.46)% 0.84% 0.92% 0.83% Core ROATE(1) 1.39% (12.78)% (5.88)% 6.82% 5.52% Core Efficiency Ratio(1) 100.3% 110.7% 104.7% 95.1% 96.6% FTE 1,235 1,307 1,351 1,392 1,487 (1) Excludes impact of income tax reform-related benefit and restructuring-related expenses, net of tax. See appendix for reconciliation of non-GAAP financial measures. p. 30

Mortgage Origination Quarterly Volume Trend Total Closed Loans $ Millions Total Rate Locks $2,500 $2,000 $1,500 $1,000 $500 $0 2Q17 3Q17 4Q17 1Q18 2Q18 HMST $1,866 $1,863 $1,753 $1,362 $1,584 WMS $145 $172 $134 $91 $156 Closed Loans $2,011 $2,035 $1,887 $1,453 $1,740 Purchase Percent 78% 77% 68% 68% 79% Refinance Percent 22% 23% 32% 32% 21% Rate Locks $1,950 $1,873 $1,535 $1,572 $1,680 Purchase Percent 77% 71% 68% 73% 82% Refinance Percent 23% 29% 32% 27% 18% p. 31

Mortgage Origination (cont.) Single Family Composite Margin Loan fees/closed loans Basis Points Secondary gains/rate locks 400 300 200 100 0 2Q17 3Q17 4Q17 1Q18 2Q18 Secondary Gains/Rate Locks(1) 294 303 290 264 287 Loan Fees/Closed Loans(2) 37 39 39 40 39 Composite Margin 331 342 329 304 326 (1) Represents combined value of secondary market gains and originated mortgage servicing rights stated as a percentage of interest rate lock commitments. (2) Loan origination and funding fees stated as a percentage of mortgage originations from the retail channel and excludes loans purchased from WMS. p. 32

Mortgage Servicing Mortgage Servicing Portfolio Sold $4.9 billion in unpaid principal balance $ Billions at a gain of $573 SF Loans Serviced for Others thousand during the 2Q18 W.A. Servicing Fee Multiple $24 $23.2 5.0 $22.6 • Constant Prepayment Rate (CPR) – 10.7% for $21.9 Q2 2018 $22 $21.1 4.5 • W.A. servicing fee – 28.9 bps 4.49 4.47 • W.A age – 33.3 months $20 4.0 4.05 $19.1 • W.A. expected life – 76.4 months as of 6/30/18 3.97 3.96 • Composition of FHA/VA– 29.6% $18 3.5 • Total delinquency – 1.3% (including foreclosures) $16 3.0 • W.A. note rate – 4.1% 2Q17 3Q17 4Q17 1Q18 2Q18 p. 33

Competitive Landscape Mortgage Market • Despite the recent increase in mortgage rates, rates remain historically low on an absolute basis. • The most recent Mortgage Bankers Association monthly forecast projects total loan originations to decrease 5.73% in 2018 over last year, and then decrease 0.25% in 2019. Months supply of inventory and • Low rates should continue to support housing affordability. time on the Nationally, purchases are expected to increase by 3.78% market are at from 2017 and comprise 71% of volume in 2018. historically low • Purchases comprised 74% of originations nationally and levels 65% in the Pacific Northwest in the second quarter. HomeStreet continues to perform above the national and regional averages, with purchases accounting for 79% of our closed loans and 82% of our interest rate lock commitments in the quarter, however limited inventory continues to be a significant constraining issue. • New home construction in our markets is constrained by the geography of the West Coast and the lingering effects of the last recession. p. 34

Outlook p. 35

Key Drivers Guidance Metric 3Q18 4Q18 2018 Mortgage loan locks and forward sale $1.4B $1.3B $6.0B commitments Mortgage loan held for sale closing volume $1.6B $1.3B $6.0B Mortgage banking gain on sale composite margin 315-325 315-325 315-325 (bps) Average quarterly net loan portfolio growth 2-4% 2-4% 2-4% Net interest margin (bps) 325-335 325-335 325-335 Average noninterest expense growth(1) (3)-(5)% (3)-(5)% (2)-(4)% Average C&CB Segment noninterest expense 2-3% 2-3% 2-3% growth (2) The information in this presentation, particularly including but not limited to that presented on this slide, is forward-looking in nature, and you should review Item 1A, “Risk Factors,” in our most recent Quarterly Report on From 10-Q for a list of factors that may cause us to deviate from our plans or to fall short of our expectations. (1) Subject to seasonality and cyclicality in single family closed loan volume. Quarter over quarter expense change forecasts are highly dependent on the seasonal starting point. (2) Subject to seasonality of commercial loan sales volume. Quarter over quarter expense change forecasts are highly dependent on the seasonal starting point. p. 36

Appendix p. 37

Statements of Financial Condition 3 Months Ended $ Thousands Jun. 30, 2018 Mar. 31, 2018 Dec. 31, 2017 Sep. 30, 2017 Jun. 30, 2017 Cash and Cash Equivalents $176,218 $66,289 $72,718 $55,050 $54,447 Investment Securities 907,457 915,483 904,304 919,459 936,522 Loans Held For Sale 568,514 500,533 610,902 851,126 784,556 Loans Held For Investment, Net 4,883,310 4,758,261 4,506,466 4,313,225 4,156,424 Mortgage Servicing Rights 272,205 320,105 284,653 268,072 258,222 Other Real Estate Owned 752 297 664 3,704 4,597 Federal Home Loan Bank Stock, at Cost 48,157 41,923 46,639 52,486 41,769 Premises and Equipment, Net 99,155 104,508 104,654 104,389 101,797 Goodwill 22,564 22,564 22,564 22,564 22,175 Other Assets 185.545 194,093 188,477 206,271 226,048 Total Assets $7,163,877 $6,924,056 $6,742,041 $6,796,346 $6,586,557 Deposits $5,120,285 $5,048,996 $4,760,952 $4,670,486 $4,747,771 Federal Home Loan Bank Advances 1,008,613 851,657 979,201 1,135,245 867,290 Accounts Payable And Other Liabilities 173,145 172,119 172,234 193,866 190,421 Federal funds purchased & securities sold under agreements to repurchase - 25,000 - - - Other Borrowings 30,007 - - - - Long-term Debt 125,368 125,321 125,274 125,280 125,234 Total Liabilities 6,457,418 6,223,093 6,037,661 6,124,877 5,930,716 Preferred Stock - - - - - Common Stock 511 511 511 511 511 Additional Paid-in Capital 340,723 339,902 339,009 338,283 337,515 Retained Earnings 384,947 377,848 371,982 337,067 323,228 Accumulated Other Comprehensive Income (Loss) (19,722) (17,298) (7,122) (4,392) (5,413) Total Shareholders’ Equity 706,459 700,963 704,380 671,469 655,841 Total Liabilities and Shareholders’ Equity $7,163,877 $6,924,056 $6,742,041 $6,796,346 $6,586,557 p. 38

HomeStreet

Segment Core Earnings Contribution

$ Thousands	12 Months Ended Dec. 31, 2012	Dec. 31, 2013	Dec. 31, 2014	Dec. 31, 2015	Dec. 31, 2016	Dec. 31, 2017	Average Earnings and Returns 1/1/2012-12/31/2017	1/1/2013-12/31/2017
Commercial & Consumer Banking								
Core Net Income (Loss)[1]	(12,703)	8,930	16,734	21,035	35,438	46,612	19,341	25,750
Core ROATE[1]	(7.74)%	4.65%	8.21%	7.07%	8.14%	9.19%	6.45%	7.87%
Core ROAA[1]	(0.67)%	0.42%	0.65%	0.59%	0.74%	0.82%	0.56%	0.69%
Core Efficiency Ratio[1]	107.6%	82.9%	76.3%	74.9%	69.2%	68.4%	75.1%	72.5%
Mortgage Banking								
Core Net Income (Loss)[1]	94,829	17,836	7,511	23,302	27,351	1,817	28,774	15,563
Core ROATE[1]	200.77%	32.79%	10.54%	18.68%	26.78%	1.31%	32.07%	15.85%
Core ROAA[1]	18.83%	2.97%	1.19%	2.35%	2.79%	0.20%	3.73%	1.88%
Core Efficiency Ratio[1]	50.1%	85.6%	93.8%	87.1%	87.5%	99.1%	84.3%	90.6%
HomeStreet Consolidated								
Core Net Income (Loss)[1]	82,126	26,766	24,245	44,337	62,789	48,429	48,115	41,313
Core ROATE[1]	38.86%	10.87%	8.81%	10.50%	11.68%	7.50%	12.35%	9.71%
Core ROAA[1]	3.42%	0.98%	0.76%	0.97%	1.09%	0.73%	1.14%	0.90%
Core Efficiency Ratio[1]	61.5%	84.8%	87.6%	83.0%	81.1%	85.9%	81.2%	84.1%

(1) Excludes impact of income tax reform-related (benefit) expense and restructuring and acquisition-related expenses, net of tax. See reconciliation of non-GAAP financial measures.

p. 39

HomeStreet

Non-GAAP Financial Measures
Tangible Book Value

$ Thousands, Except Share Data	Quarter Ended					6 Months Ended	
	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017	Jun. 30, 2018	Jun. 30, 2017
Shareholders' Equity	$706,459	$700,963	$704,380	$671,469	$655,841	$706,459	$655,841
Less: Goodwill and Other Intangibles	(28,848)	(29,254)	(29,661)	(29,893)	(29,783)	(28,848)	(29,783)
Tangible Shareholders' Equity	$677,611	$671,709	$674,719	$641,576	$626,058	$677,611	$626,058
Common Shares Outstanding	26,978,229	26,972,074	26,888,288	26,884,402	26,874,871	26,978,229	26,874,871
Book Value Per Share	$26.19	$25.99	$26.20	$24.98	$24.40	$26.19	$24.40
Impact of Goodwill and Other Intangibles	($1.07)	($1.09)	($1.11)	($1.12)	($1.10)	($1.07)	($1.10)
Tangible Book Value Per Share	$25.12	$24.90	$25.09	$23.86	$23.30	$25.12	$23.30
Average Shareholders' Equity	751,593	717,742	701,849	683,186	668,377	734,761	658,961
Less: Average Goodwill and Other Intangibles	(29,109)	(29,500)	(29,898)	(29,722)	(30,104)	(29,303)	(30,356)
Average Tangible Shareholders' Equity	722,484	688,242	671,951	653,464	638,273	705,458	628,605
Return on Average Shareholders' Equity	3.78%	3.27%	19.90%	8.10%	6.71%	3.53%	6.13%
Impact of Goodwill and Other Intangibles	0.15%	0.14%	0.88%	0.37%	0.31%	0.15%	0.29%
Return on Average Tangible Shareholders' Equity	3.93%	3.41%	20.78%	8.47%	7.02%	3.68%	6.42%

p. 40

HomeStreet

Non-GAAP Financial Measures
Core Net Income

$ Thousands	Quarter Ended					6 Months Ended	
	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017	Jun. 30, 2018	Jun. 30, 2017
Net Income	7,099	5,866	34,915	13,839	11,209	12,965	20,192
Impact of Income Tax Reform-related Benefit	-	-	(23,326)	-	-	-	-
Impact of Restructuring-related Items (Net of Tax)	5,445	(230)	(169)	2,520	67	5,215	67
Impact of Acquisition-related Items (Net of Tax)	3	(39)	47	229	115	(36)	115
Net Income, Excluding Income Tax Reform-related Benefit, Restructuring (Net of Tax) and Acquisition-related Items (Net of Tax)	12,547	5,597	11,467	16,588	11,391	18,144	20,374
Noninterest Expense	110,565	100,769	106,838	114,697	111,244	211,334	218,118
Impact of Restructuring-related Expenses	6,892	291	260	(3,877)	(103)	(6,601)	(103)
Impact of Acquisition-related Expenses	(4)	50	(72)	(353)	(177)	46	(177)
Noninterest Expense, Excluding Restructuring and Acquisition-related Expenses	103,669	101,110	107,026	110,467	110,964	204,779	217.838
Diluted Earnings Per Common Share	0.26	0.22	1.29	0.51	0.41	0.48	0.75
Impact of Income Tax Reform-related Benefit	-	-	(0.86)	-	-	-	-
Impact of Restructuring-related Items (Net of Tax)	0.20	(0.01)	(0.01)	0.09	-	0.19	-
Impact Of Acquisition-related Items (Net of Tax)	-	-	-	0.01	0.01	-	-
Diluted Earnings Per Common Share, Excluding Income Tax Reform-related Benefit, Restructuring (Net of Tax) and Acquisition-related Items (Net of Tax)	0.46	0.21	0.42	0.61	0.42	0.67	0.75
Return On Average Assets	0.40%	0.35%	2.03%	0.83%	0.70%	0.37%	0.63%
Impact of Income Tax Reform-related Benefit	0.00%	0.00%	(1.35)%	0.00%	0.00%	0.00%	0.00%
Impact of Restructuring-related Items (Net Of Tax)	0.31%	(0.01)%	(0.01)%	0.15%	0.00%	0.15%	0.00%
Impact of Acquisition-related Items (Net of Tax)	0.00%	(0.01)%	0.00%	0.01%	0.01%	0.00%	0.01%
Return On Average Assets, Excluding Income Tax Reform-related Benefit, Restructuring (Net of Tax) and Acquisition-related Items (Net of Tax)	0.71%	0.33%	0.67%	0.99%	0.71%	0.52%	0.64%

p. 41

[HomeStreet]

Non-GAAP Financial Measures
Core Net Income (cont.)

$ Thousands	Quarter Ended					6 Months Ended	
	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017	Jun. 30, 2018	Jun. 30, 2017
Return On Average Shareholders' Equity	3.78%	3.27%	19.90%	8.10%	6.71%	3.53%	6.13%
Impact of Goodwill and Other Intangibles	0.15%	0.14%	0.88%	0.37%	0.31%	0.15%	0.29%
Return On Average Tangible Shareholders' Equity	3.93%	3.41%	20.78%	8.47%	7.02%	3.68%	6.42%
Return On Average Shareholders' Equity	3.78%	3.27%	19.90%	8.10%	6.71%	3.53%	6.13%
Impact of Income Tax Reform-related Benefit	0.00%	0.00%	(13.29)%	0.00%	0.00%	0.00%	0.00%
Impact of Restructuring-related Items (Net of Tax)	2.90%	(0.13)%	(0.10)%	1.49%	0.04%	1.42%	0.02%
Impact of Acquisition-related Items (Net of Tax)	0.00%	(0.02)%	0.03%	0.12%	0.07%	(0.01)%	0.03%
Return On Average Shareholders' Equity, Excluding Income Tax Reform-related Benefit, Restructuring (Net of Tax) And Acquisition-related Items (Net of Tax)	6.68%	3.12%	6.54%	9.71%	6.82%	4.94%	6.18%
Efficiency Ratio	91.84%	92.20%	86.24%	85.13%	86.99%	92.01%	87.96%
Impact of Restructuring-related Items	(5.72)%	0.26%	0.21%	(2.87)%	(0.08)%	(2.87)%	(0.04)%
Impact of Acquisition-related Items	(0.01)%	0.05%	(0.06)%	(0.26)%	(0.14)%	0.02%	(0.08)%
Efficiency Ratio, Excluding Restructuring and Acquisition-related Items	86.11%	92.51%	86.39%	82.00%	86.77%	89.16%	87.84%

p. 42

Non-GAAP Financial Measures
Core Net Income Commercial & Consumer Banking

HomeStreet

$ Thousands	Quarter Ended					6 Months Ended	
	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017	Jun. 30, 2018	Jun. 30, 2017
Net Income	$11,900	$10,206	$9,361	$13,962	$9,446	$22,106	$18,738
Impact of Income Tax Reform-related Expense	-	-	4,160	-	-	-	-
Impact of Restructuring-related Items (Net of Tax)	13	-	-	-	-	13	-
Impact of Acquisition-related Items (Net of Tax)	3	(39)	47	229	115	(36)	115
Net Income, Excluding Income Tax Reform-related Expense and Acquisition-related Items (Net of Tax)	$11,916	$10,167	$13,568	$14,191	$9,561	$22,083	$18,853
ROAA	0.76%	0.69%	0.63%	0.98%	0.69%	0.73%	0.68%
Impact of Income Tax Reform-related Expense	0.00%	0.00%	0.28%	0.00%	0.00%	0.00%	0.00%
Impact of Restructuring-related Items (Net of Tax)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Impact of Acquisition-related Items (Net of Tax)	0.00%	0.00%	0.00%	0.02%	0.00%	0.00%	0.01%
ROAA, Excluding Income Tax Reform-related Expense and Acquisition-related Items (Net of Tax)	0.76%	0.69%	0.91%	1.00%	0.69%	0.73%	0.69%
ROAE	8.74%	7.44%	6.59%	10.19%	7.08%	8.09%	7.22%
Impact of Income Tax Reform-related Expense	0.00%	0.00%	2.93%	0.00%	0.00%	0.00%	0.00%
Impact of Restructuring-related Items (Net of Tax)	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Impact of Acquisition-related Items (Net of Tax)	0.00%	(0.02)%	0.03%	0.16%	0.08%	(0.01)%	0.05%
ROAE, Excluding Income Tax Reform-related Expense and Acquisition-related Items (Net of Tax)	8.75%	7.42%	9.55%	10.35%	7.16%	8.08%	7.27%
ROATE	9.23%	7.86%	6.96%	10.76%	7.50%	8.54%	7.67%
Impact of Income Tax Reform-related Expense	0.00%	0.00%	3.09%	0.00%	0.00%	0.00%	0.00%
Impact of Restructuring-related Items (Net of Tax)	0.01%	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%
Impact of Acquisition-related Items (Net of Tax)	0.00%	(0.03)%	0.03%	0.18%	0.09%	(0.01)%	0.04%
ROATE, Excluding Income Tax Reform-related Expense and Acquisition-related Items (Net of Tax)	9.24%	7.83%	10.08%	10.94%	7.59%	8.54%	7.71%
Efficiency Ratio	69.97%	72.84%	66.10%	64.88%	72.22%	71.35%	72.34%
Impact of Acquisition-related Items	(0.01)%	0.09%	(0.12)%	(0.62)%	(0.35)%	0.05%	(0.18)%
Impact of Restructuring-related expenses	(0.03)%	0.00%	0.00%	0.00%	0.00%	(0.02)%	0.00%
Efficiency Ratio, Excluding Acquisition-related Items (Net of Tax)	69.93%	72.93%	65.98%	64.26%	71.87%	71.38%	72.16%

p. 43

HomeStreet

Non-GAAP Financial Measures
Core Net Income Mortgage Banking

$ Thousands	Quarter Ended					6 Months Ended	
	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017	Jun. 30, 2018	Jun. 30, 2017
Net Income	$(4,801)	$(4,340)	$25,554	$(123)	$1,763	$(9,141)	$1,454
Impact of Income Tax Reform-related Benefit	-	-	(27,486)	-	-	-	-
Impact of Restructuring-related Items (Net of Tax)	5,431	(230)	(169)	2,520	67	5,201	67
Net Income, Excluding Income Tax Reform-related Tax Benefit and Restructuring-related Expenses (Net of Tax)	$630	$(4,570)	$(2,101)	$2,397	$1,830	$(3,940)	$1,521
ROAA	(2.40)%	(2.35)%	10.22%	(0.05)%	0.80%	(2.38)%	0.34%
Impact of Income Tax Reform-related Benefit	0.00%	0.00%	(11.00)%	0.00%	0.00%	0.00%	0.00%
Impact of Restructuring-related Items (Net of Tax)	2.72%	(0.12)%	0.78%	0.97%	0.03%	1.36%	0.02%
ROAA, Excluding Income Tax Reform-related Tax Benefit and Restructuring-related Expenses (Net of Tax)	0.32%	(2.47)%	0.00%	0.92%	0.83%	(1.02)%	0.36%
ROATE	(10.60)%	(12.18)%	71.46%	(0.35)%	5.32%	(11.30)%	2.16%
Impact of Income Tax Reform-related Benefit	0.00%	0.00%	(76.87)%	0.00%	0.00%	0.00%	0.00%
Impact of Restructuring-related Items (Net of Tax)	11.99%	(0.65)%	(0.47)%	7.17%	0.20%	6.43%	0.12%
ROATE, Excluding Income Tax Reform-related Tax Benefit and Restructuring-related Expenses (Net of Tax)	1.39%	(12.83)%	(5.88)%	6.82%	5.52%	(4.87)%	2.28%
Efficiency Ratio	110.95%	110.13%	104.31%	100.11%	96.71%	110.57%	96.89%
Impact of Restructuring-related Items	(10.70)%	0.52%	0.40%	(5.00)%	(0.13)%	(5.44)%	(0.07)%
Efficiency Ratio, Excluding Restructuring-related Expenses (Net of Tax)	100.25%	110.65%	104.71%	95.11%	96.58%	105.13%	98.62%

p. 44

Non-GAAP Financial Measures Segment Core Earnings Contribution For the twelve months ended For the twelve months ended (dollars in thousands, except share data) Dec. 31, 2012 Dec. 31, 2013 Dec. 31, 2014 Dec. 31, 2015 Dec. 31, 2016 Dec. 31, 2017 (dollars in thousands, except share data) Dec. 31, 2012 Dec. 31, 2013 Dec. 31, 2014 Dec. 31, 2015 Dec. 31, 2016 Dec. 31, 2017 Commercial and Consumer Banking Segment: HomeStreet, Consolidated Net income (loss) (12,703) 5,973 14,748 18,017 30,800 42,061 Net income (loss) 82,126 23,809 22,259 41,319 58,151 68,946 Impact of income tax reform-related expense - - - - - 4,160 Impact of income tax reform-related expense - - - - - (23,326) Impact of acquisition-related items (net of tax) and bargain Impact of restructuring-related items (net of tax) - - - - - 2,418 purchase gain - 2,957 1,986 3,018 4,638 391 Impact of acquisition-related items (net of tax) and bargain Core Net income (loss), excluding income tax reform-related expense purchase gain - 2,957 1,986 3,018 4,638 391 (12,703) 8,930 16,734 21,035 35,438 46,612 and acquisition-related items (net of tax) Core Net income (loss), excluding income tax reform-related expense 82,126 26,766 24,245 44,337 62,789 48,429 and acquisition-related items (net of tax) ROATE (7.74)% 3.11% 6.86% 6.09% 7.08% 8.27% Impact of income tax reform-related expense 0.00% 0.00% 0.00% 0.00% 0.00% 0.82% ROATE 38.86% 9.67% 8.09% 9.78% 10.82% 10.68% Impact of acquisition-related items (net of tax) and bargain Impact of income tax reform-related expense 0.00% 0.00% 0.00% 0.00% 0.00% (3.61)% 0.00% 1.54% 1.35% 0.98% 1.06% 0.10% purchase gain Impact of restructuring-related items (net of tax) 0.00% 0.00% 0.00% 0.00% 0.00% 0.37% Core ROATE, excluding income tax reform-related expense and Impact of acquisition-related items (net of tax) and bargain (7.74)% 4.65% 8.21% 7.07% 8.14% 9.19% 0.00% 1.20% 0.72% 0.72% 0.86% 0.06% acquisition-related items (net of tax) purchase gain Core ROATE, excluding income tax reform-related expense and 38.86% 10.87% 8.81% 10.50% 11.68% 7.50% ROAA (0.67)% 0.27% 0.57% 0.51% 0.64% 0.74% acquisition-related items (net of tax) Impact of income tax reform-related expense 0.00% 0.00% 0.00% 0.00% 0.00% 0.07% Impact of acquisition-related items (net of tax) and bargain ROAA 3.42% 0.88% 0.69% 0.91% 1.01% 1.05% 0.00% 0.15% 0.08% 0.08% 0.10% 0.01% purchase gain Impact of income tax reform-related expense 0.00% 0.00% 0.00% 0.00% 0.00% (0.35)% Core ROAA, excluding income tax reform-related expense and Impact of restructuring-related items (net of tax) 0.00% 0.00% 0.00% 0.00% 0.00% 0.04% (0.67)% 0.42% 0.65% 0.59% 0.74% 0.82% acquisition-related items (net of tax) Impact of acquisition-related items (net of tax) and bargain 0.00% 0.10% 0.07% 0.06% 0.08% (0.01)% purchase gain Efficiency ratio 107.65% 89.06% 79.29% 82.07% 72.95% 68.68% Core ROAA, excluding income tax reform-related expense and 3.42% 0.98% 0.76% 0.97% 1.09% 0.73% Impact of acquisition-related items (net of tax) and bargain acquisition-related items (net of tax) 0.00% (6.12)% (3.03)% (7.22)% (3.76)% (0.27)% purchase gain Core Efficiency ratio, excluding income tax reform-related expense and Efficiency ratio 61.45% 86.54% 88.63% 85.33% 82.40% 86.79% 107.65% 82.94% 76.26% 74.85% 69.19% 68.41% acquisition-related items Impact of restructuring-related items 0.00% 0.00% 0.00% 0.00% 0.00% (0.73)% Impact of acquisition-related items (net of tax) and bargain 0.00% (1.72)% (1.07)% (2.36)% (1.32)% (0.13)% purchase gain Mortgage Banking Segment: Core Efficiency ratio, excluding income tax reform-related expense and 61.45% 84.82% 87.56% 82.97% 81.08% 85.93% Net income (loss) 94,829 17,836 7,511 23,302 27,351 26,885 acquisition-related items Impact of income tax reform-related expense - - - - - (27,486) Impact of restructuring-related items (net of tax) - - - - - 2,418 Core Net income (loss), excluding income tax reform-related expense 94,829 17,836 7,511 23,302 27,351 1,817 and acquisition-related items (net of tax) ROATE 200.77% 32.79% 10.54% 18.68% 26.78% 19.45% Impact of income tax reform-related expense 0.00% 0.00% 0.00% 0.00% 0.00% (19.89)% Impact of restructuring-related items (net of tax) 0.00% 0.00% 0.00% 0.00% 0.00% 1.75% Core ROATE, excluding income tax reform-related expense and 200.77% 32.79% 10.54% 18.68% 26.78% 1.31% acquisition-related items (net of tax) ROAA 18.83% 2.97% 1.19% 2.35% 2.79% 2.91% Impact of income tax reform-related expense 0.00% 0.00% 0.00% 0.00% 0.00% (2.97)% Impact of restructuring-related items (net of tax) 0.00% 0.00% 0.00% 0.00% 0.00% 0.26% Core ROAA, excluding income tax reform-related expense and 18.83% 2.97% 1.19% 2.35% 2.79% 0.20% acquisition-related items (net of tax) Efficiency ratio 50.06% 85.56% 93.75% 87.07% 87.54% 100.34% Impact of restructuring-related items 0.00% 0.00% 0.00% 0.00% 0.00% (1.28)% Core Efficiency ratio, excluding income tax reform-related expense and 50.06% 85.56% 93.75% 87.07% 87.54% 99.06% acquisition-related items p. 45